Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
1st Southern State Bank


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statements.



Moore & Fitzpatrick, LLC
Certified Public Accountants
200 South Shore Road
Marmora, NJ   08223



April 28, 1997